    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2000
                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                AUDIOHIGHWAY.COM

             (Exact Name of Registrant as Specified in Its Charter)

          CALIFORNIA                77-0377306
 (State or Other Jurisdiction    (I.R.S. Employer
     of Incorporation or          Identification
        Organization)                  No.)

              20300 STEVENS CREEK BOULEVARD, CUPERTINO, CALIFORNIA
                                     95014

                    (Address of Principal Executive Offices)

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               NATHAN M. SCHULHOF
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         20300 STEVENS CREEK BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                    (Name and Address of Agent For Service)

                                 (408) 861-4000
         (Telephone Number, Including Area Code, of Agent For Service)

                            ------------------------

                                    COPY TO:

                                 GLENN A. SMITH
                        Heller Ehrman White & McAuliffe
                             525 University Avenue
                        Palo Alto, California 94301-1908
                           Telephone: (650) 324-7023
                           Facsimile: (650) 324-0638

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM
            TITLE OF SECURITIES                  AMOUNT TO       OFFERING PRICE        AGGREGATE          AMOUNT OF
             TO BE REGISTERED                  BE REGISTERED      PER SHARE(1)      OFFERING PRICE    REGISTRATION FEE
Common Stock, no par value, issuable under
  Amended and Restated 1996 Stock Option
  Plan.....................................      1,800,000            $8.40           $15,120,000         $3,991.68

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq Small Cap Market on January 25, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, which have been filed by audiohighway.com (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

    (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

    (b) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999;

    (c) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999;

    (d) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999; and

    (e) The description of the Common Stock of the Registrant contained in the registration statement filed by audiohighway.com under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act, as amended.

    All documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the Registrant has included in its Articles of Incorporation and Bylaws provisions regarding the indemnification of Officers and Directors of the Registrant.

    Article FIVE of Registrant's Amended Articles of Incorporation provides as follows:

    "The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law, as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Article FIVE by the shareholders of this corporation or otherwise shall not adversely affect any right or protection of a director or former director of this corporation existing at the time of such repeal or modification. The elimination of personal liability set forth in this Article FIVE under the General Corporation Law of the State of California shall not be denied or limited by the corporation's bylaws."

    Article SIX of Registrant's Amended Articles of Incorporation provides as follows:

    "The corporation is authorized to indemnify its agents to the fullest extent permissible under California law, as the same exists or may hereafter be amended. For purposes of this provision, the term "agent" has the meaning set forth from time to time in Section 317 of the California Corporations Code or any successor statute. Any repeal or modification of the foregoing provisions of this Article SIX by the shareholders of this corporation or otherwise shall not adversely affect any right or protection of an agent or former agent of this corporation existing at the time of such repeal or modification. The indemnification provisions set forth in this Article SIX under the General Corporation Law of the State of California shall not be denied or limited by the corporation's bylaws."

    Article X, section 4 of the Registrant's Bylaws, as amended, provides as follows:

    "The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. In any event, the corporation shall have the right to purchase, and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

  ITEM NO.   DESCRIPTION OF ITEM
-----------  ----------------------------------------------------------------------------------------------
       5.1   Opinion of Heller Ehrman White & McAuliffe
      23.1   Consent of Grant Thornton LLP, Independent Certified Public Accountants
      23.2   Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5.1)
      24.1   Power of Attorney (See page II-4)
      99.1   Amended and Restated 1996 Stock Option Plan

ITEM 9. UNDERTAKINGS

    A.  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on this 28th day of January, 2000.

                                AUDIOHIGHWAY.COM

                                By:            /s/ NATHAN M. SCHULHOF
                                     -----------------------------------------
                                                 Nathan M. Schulhof
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                      POWER OF ATTORNEY TO SIGN AMENDMENT

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Nathan M. Schulhof and Grant Jasmin with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                      CAPACITY                            DATE
---------------------------------------------  ---------------------------------------------  -------------------

              /s/ GRANT JASMIN                 Executive Vice President, Chief Operating
    ------------------------------------         Officer, Vice President, Finance, Secretary   January 28, 2000
                Grant Jasmin                     and Director

           /s/ NATHAN M. SCHULHOF
    ------------------------------------       President, Chief Executive Officer and          January 28, 2000
             Nathan M. Schulhof                  Director (Principal Executive Officer)

             /s/ GREGORY SUTYAK
    ------------------------------------       Chief Financial Officer (Principal Financial    January 28, 2000
               Gregory Sutyak                    and Accounting Officer)

             /s/ LEE M. GAMMILL
    ------------------------------------       Director                                        January 28, 2000
               Lee M. Gammill

                  SIGNATURE                                      CAPACITY                            DATE
---------------------------------------------  ---------------------------------------------  -------------------

             /s/ ROBERT S. LEFF
    ------------------------------------       Director                                        January 28, 2000
               Robert S. Leff

            /s/ MUNINDERPAL REHKI
    ------------------------------------       Director                                        January 28, 2000
              Muninderpal Rehki

             /s/ MARVIN M. REISS
    ------------------------------------       Director                                        January 28, 2000
               Marvin M. Reiss

                               INDEX TO EXHIBITS

  ITEM NO.   DESCRIPTION OF ITEM
-----------  -----------------------------------------------------------------------------------------------
       5.1   Opinion of Heller Ehrman White & McAuliffe

      23.1   Consent of Grant Thornton LLP, Independent Certified Public Accountants

      23.2   Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5.1)

      24.1   Power of Attorney (See page II-4)

      99.1   Amended and Restated 1996 Stock Option Plan